Exhibit 10.2
TERMINATION AGREEMENT
     THIS TERMINATION AGREEMENT, effective September 30, 2005, is made and entered into by and between Medicis Pharmaceutical Corporation, a Delaware corporation (“Medicis”), and Michael A. Pietrangelo.
RECITALS:
     WHEREAS, the parties entered into a letter agreement, dated November 5, 1997 (the “Consulting Agreement”), regarding the provision of certain consulting services by Mr. Pietrangelo to the Company; and
     WHEREAS, the parties wish to terminate the Consulting Agreement and their respective rights and obligations thereunder effective September 30, 2005.
     NOW, THEREFORE, each of the Company and Mr. Pietrangelo agree that the Consulting Agreement and their respective rights and obligations thereunder shall be terminated effective September 30, 2005.
     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on October 19, 2005.

MEDICIS PHARMACEUTICAL CORPORATION
By:	/s/ Jonah Shacknai
Name:	Jonah Shacknai
Title:	Chairman and Chief Executive Officer

MICHAEL A. PIETRANGELO
By:	/s/ Michael A. Pietrangelo
Name:	Michael A. Pietrangelo